As filed with the Securities and Exchange Commission on December 6, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SWS Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6211	75-2040825
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, TX 75270

(214) 859-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Allen R. Tubb, Esq.

Vice President, General Counsel and Secretary

1201 Elm Street, Suite 3500

Dallas, TX 75270

(214) 859-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darrel A. Rice, Esq.

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, TX 75219

(214) 651-5969

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-162537

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Debt Securities	—	—
Subordinated Debt Securities	—	—
Common Stock	—	—
Preferred Stock	—	—
Warrants	—	—
Total	$18,499,997(2)(3)	$1320(4)

(1)	There is being registered hereunder such indeterminate number or amount of senior and subordinated debt securities, shares of common stock, shares of preferred stock and warrants as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	Represents only the additional amount of securities being registered. Does not include the securities with a proposed maximum aggregate offering price of $150,000,000 previously registered by the registrant on the registration statement on Form S-3 (File No. 333-162537), as amended, which was declared effective by the Securities and Exchange Commission on November 10, 2009. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”). The maximum aggregate public offering price of the senior and subordinated debt securities, shares of common stock, shares of preferred stock and warrants registered hereby will not exceed $18,499,997.
(3)	In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the $92,499,988 of securities available for issuance under the registration statement on Form S-3 (File No. 333-162537), as amended, is hereby registered.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. Represents the registration fee only for the additional number of securities being registered. The registrant previously registered securities pursuant to a registration statement on Form S-3 (File No. 333-162537), as amended, for which a fee of $8,370 was paid.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF INITIAL REGISTRATION STATEMENT BY REFERENCE

This registration statement is being filed by SWS Group, Inc. (the “Company”) pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended. This registration statement relates to the registration of an aggregate amount of $150,000,000 of securities by the Company pursuant to a registration statement on Form S-3 (File No. 333-162537), as amended (the “Initial Registration Statement”), declared effective by the Securities and Exchange Commission (the “SEC”) on November 10, 2009. This registration statement is being filed solely to register an additional aggregate amount of $18,499,997 of securities of the Company pursuant to Rule 462(b). This amount is 20% of the remaining $92,499,988 of securities available for issuance under the Initial Registration Statement.

Pursuant to Instruction IV.A to Form S-3, the Company hereby incorporates by reference into this registration statement the contents of the Initial Registration Statement, as amended, including each of the documents filed by the Company with the SEC and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The Initial Registration Statement continues and remains effective as to the securities registered thereunder. The required opinions and consents are listed on the exhibit index hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit No.	Exhibit Description

5.1	Opinion of Haynes and Boone, LLP

23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

24.1	Power of Attorney (included in signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 2, 2010.

SWS GROUP, INC.

By:	/S/ JAMES H. ROSS
James H. Ross
Director and Chief Executive Officer

Power of Attorney

Each person whose signature appears below hereby appoints each of James H. Ross and Stacy M. Hodges, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, and to file the same with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JAMES H. ROSS	Director and Chief Executive Officer	December 2, 2010
James H. Ross	(Principal Executive Officer)

/S/ STACY M. HODGES	Executive Vice President and Chief Financial Officer	December 2, 2010
Stacy M. Hodges	(Principal Financial Officer and Principal Accounting Officer)

/S/ DON A. BUCHHOLZ	Chairman of the Board of Directors	December 2, 2010
Don A. Buchholz

/S/ ROBERT A. BUCHHOLZ	Director	December 2, 2010
Robert A. Buchholz

/S/ LARRY A. JOBE	Director	December 2, 2010
Larry A. Jobe

/S/ FREDERICK R. MEYER	Director	December 2, 2010
Frederick R. Meyer

/S/ JOEL T. WILLIAMS III	Director	December 2, 2010
Joel T. Williams III

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5.1*	Opinion of Haynes and Boone, LLP

23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

23.2*	Consent of Grant Thornton LLP

24.1	Power of Attorney (included in signature page)

*	Filed herewith.